FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 18 1996

No. C21809-96

Dean Heller
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

Receipt #: C40635 $125-00

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION: **Preferred Professional Enterprises Inc.**

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: **Nevada First Holdings Inc.**

Street Address: 1800 East Sahara Avenue, Suite 104 (Street No. / Street Name) Las Vegas (City) 89104 (Z)

3. SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 25,000 Par value $1.00 Number of shares without par value: 0

4. GOVERNING BOARD: shall be styled as (check one): X Directors ____ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary)

Chad Holtz (Name) 1800 E. Sahara Ave., Suite. 104 Las Vegas, NV 89104 (Address / City/Sta)

Name ____ Address ____ City/Sta

5. PURPOSE (optional– see reverse side): The purpose of the corporation shall be:

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pu to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be re to you for correction. Number of pages attached 0

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be not (Attach additional pages if there are more than two incorporators.)

John Brown Name (print)	Name (print)
1800 E. Sahara, Ste. 104 Las Vegas, NV 89104 Address City/State/Zip	Address City/Sta
John Brown Signature	Signature
State of Nevada County of Clark	State of ____ County
This instrument was acknowledged before me on October 18, 1996, by John Brown (Name of Person)	This instrument was acknowledged before me on ____, 19__
as incorporator of Preferred Professional Enterprises Inc (name of party on behalf of whom instrument was executed)	as incorporator of ____ (name of party on behalf of whom instrument was executed)
Notary Public Signature (affix notary stamp or seal)	Notary Public Signature (affix notary stamp or seal)

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
MIKE KUSHINSKY
My Appointment Expires May 29, 2000

RECEIVED
OCT 18 1996
SECRETARY OF STATE

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, **Nevada First Holdings Inc.** hereby accept appointment as Resident Agent for the above named corpor

Signature of Resident Agent October 18, 1996